EXHIBIT 21.1

LIST OF SUBSIDIARIES

Extricity GmbH (Germany)
Extricity Holding BV (Netherlands)
Extricity Software Limited (UK)
Extricity Canada Corp. (Canada)
Peregrine California Padres, Inc. (Delaware)
Peregrine Ontario Blue Jays, Inc. (Delaware)
Peregrine Diamond, Inc. (Delaware)
Peregrine Ottawa Nova Scotia Company (Canada)
Peregrine Networks Canada, Inc. (Canada)
Loran International Technologies, Inc. (Canada)
Loran Network Management Limited (Barbados)
Loran Network Systems, Inc. (Canada)
Loran Network Systems, LLC (Delaware & Barbados)
Loran Technologies, Inc. (Virginia)
eXchangeBridge, Inc. (Delaware)
Peregrine Federal Systems, Inc. (Illinois)
Peregrine Systems of Canada, Inc. (Canada)
FMS Acquisition Corp. (Delaware)
Peregrine Bridge Subsidiary, Inc. (Delaware)
Knowlix Corp. (Delaware)
Peregrine Systems Global Limited (Ireland & Barbados)
Peregrine Systems Operations Limited (Ireland)
Remedy International Limited (UK)
Remedy Software Ireland Limited (Ireland & US)
Peregrine Systems Srl (Italy)
Peregrine Systems GmbH (Germany)
Peregrine Systems Australia Party Limited (Australia)
Peregrine Systems Limited (UK)
Peregrine Systems KK (Japan)
Peregrine Systems GmbH (Switzerland)
Peregrine Systems AB (Sweden)
Peregrine Systems Limited (Hong Kong)
Peregrine Systems AS (Norway)
Peregrine Systems Private Limited (Singapore)
Peregrine Systems OY (Finland)
Peregrine Systems S.A. (Spain)
Peregrine Systems B.V. (The Netherlands)
Peregrine Systems BVBA (Belgium)
Peregrine Systems A/S (Denmark)
Peregrine Systems S.A. (France)
Apsylog, Inc. (California)
Acquisition et Gestion de Donnees et Signaux SA (France)
Peregrine Bodha Inc. (California)
Fprint UK Limited (UK)
Peregrine Systems International Inc. FSC (Barbados)
Peregrine Systems do Brasil Limitada (Brazil)
Peregrine Remedy, Inc. (Delaware)
Remedy Argentina S.A. (Argentina)
Remedy GmbH (Germany)
Peregrine Remedy Cayman Limited (Cayman Islands)
Remedy Acquisition Corp. (Delaware)

Remedy HK, Limited (Hong Kong)
Remedy Software AB (Sweden)
Remedy Srl (Italy)
Remedy Switzerland GmbH (Switzerland)
Remedy Pte., Ltd. (Singapore)
Peregrine Systems de Mexico, S de R.L de C.V. (Mexico)
Remedy S.A.R.L. (France)
Remedy UK, Limited (UK)
Remedy France Holding S.A.S (France)
Remedy do Brasil Ltda. (Brazil)
Peregrine Solutions, Inc. (Delaware)
Peregrine Nova Scotia Company (Nova Scotia)
Peregrine Systems Limited (Canada)
TMSI, Inc. (Virginia)
TSB Acquisition Corp.
Telco Research Corp. (Tennessee)
Ballgame Acquisition Corp. (Delaware)
October Acquisition Corp. (Delaware)